Exhibit 10.19

EXECUTION COPY

STOCK PLEDGE AGREEMENT

STOCK PLEDGE AGREEMENT, dated as of December 31, 2010, by and between HIGHER ONE HOLDINGS, INC., a Delaware corporation having a place of business located at 25 Science Park, New Haven, Connecticut 06511 (the “Pledgor”), and BANK OF AMERICA, N.A., as Administrative Agent (together with any successor thereto appointed pursuant to Article IX of the Credit Agreement referred to below, the “Agent”) for the benefit of the Lenders (as defined below), having an address at 777 Main Street, Hartford, Connecticut 06115.

W I T N E S S E T H:

WHEREAS, reference is made to that certain Credit Agreement dated of even date herewith, by and among Higher One, Inc., a Delaware corporation (the “Borrower”), the lenders from time to time a party thereto (the “Lenders”) and the Agent, as Administrative Agent, a Lender and L/C Issuer (as the same may be amended, supplemented or modified from time to time, the “Credit Agreement”; capitalized terms used but not defined herein shall have the meanings assigned in the Credit Agreement); and

WHEREAS, pursuant to the Credit Agreement the Lenders have agreed to extend to the Borrower the Loan, as evidenced by, in addition to the Credit Agreement, the Notes dated of even date herewith and executed by the Borrower; and

WHEREAS, pursuant to a certain Continuing Guaranty dated the date hereof in favor of the Agent (for the ratable benefit of the Lenders), the Pledgor has unconditionally guaranteed all Obligations of the Borrower to the Lenders, including, without limitation, those arising under the Loan and the Swap Contracts (the “Guaranty”); and

WHEREAS, the Pledgor is the owner of all of the issued and outstanding stock of the corporation listed as Issuer on Exhibit A hereto (the “Company”); and

WHEREAS, as collateral security for Pledgor’s Obligations under the Guaranty and the Loan Documents relating thereto, the Lenders have required the Pledgor to pledge to the Agent, its successors and assigns, for the ratable benefit of the Lenders, all of the issued and outstanding capital stock of the Company owned legally and/or beneficially by the Pledgor (collectively, the “Company Stock”); and

WHEREAS, the Pledgor and the Agent, on behalf of itself and each Lender, desire to enter into this Agreement in order to memorialize their understandings with respect to the Company Stock.

NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make the Loan, the Pledgor and the Agent, on behalf of itself and each Lender (and each of their respective successors or assigns) hereby agree as follows:

1. Pledge. The Pledgor hereby pledges, assigns and delivers to the Agent, its successors and assigns, for the ratable benefit of the Lenders, and grants to the Agent, its successors and assigns, for the ratable benefit of the Lenders, a continuing first lien security interest in all shares of capital stock of the Company which is or will be owned either beneficially or of record by the Pledgor (the “Securities”) as more particularly described on Exhibit A attached hereto, together with all dividends, interest, proceeds and any other sums due or to become due thereon, all instruments, securities or other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for (as dividends, reclassification, readjustment or other changes in the capital structure of the issuer of such Securities, or otherwise) any or all of such Securities, all general intangibles associated therewith, and all proceeds thereof (collectively, including the Securities, the “Collateral”) as security for the payment and performance of all indebtedness and obligations owing by Pledgor to the Agent, for the ratable benefit of the Lenders, under the Guaranty and the other Loan Documents relating thereto, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and any and all instruments, documents and agreements evidencing, securing or otherwise relating in any way to the Guaranty and the other Loan Documents, and further including all reasonable costs, expenses and reasonable attorneys’ and other professional fees incurred by the Agent and/or the Lenders in connection with the collection of said indebtedness or in the enforcement, defense, protection or preservation of this Agreement or any of the Collateral, including without limitation, all costs and expenses incurred in connection with any “workout” or default resolution negotiations involving legal counsel or other professionals and any re-negotiation or restructuring of any indebtedness of Pledgor under the Guaranty and the other Loan Documents (collectively, the “Secured Obligations”).

2. Representations, Warranties and Covenants. The Pledgor represents, warrants and covenants to the Agent, for the ratable benefit of itself and the Lenders, that: (a) Pledgor has good and unencumbered title to the Collateral, free and clear of all claims, pledges, liens, security interests and other encumbrances of every nature whatsoever, except the pledge granted hereunder to the Agent, its successors and assigns, for the ratable benefit of the Lenders; (b) Pledgor has the unrestricted right to make this pledge, (c) the Collateral is duly and validly pledged with the Agent in accordance with law; (d) the Pledgor owns 100% of the issued and outstanding capital stock of the Company; (e) Pledgor will defend the Agent’s and the other Lenders’ right and security interest in and to the Collateral against the claims and demands of all Persons whomsoever; (f) Pledgor will not sell, convey or otherwise dispose of any of the Collateral except to the extent permitted under the Credit Agreement, nor will it create, incur or permit to exist any Lien, with respect to any of the Collateral or the proceeds thereof; (g) the Pledgor has full power and legal right to execute, deliver and perform the obligations under this Agreement, and to pledge, assign and grant a security interest in all of the Collateral pursuant to this Agreement; (h) no consent or approval or the taking of any other action in respect of any party or of any public authority is required as a condition to the validity or enforceability of this Agreement; (i) the Securities have been fully paid for; (j) there are no contractual restrictions upon the voting rights or the transfer of the Securities; and (k) the execution, delivery and performance hereof, and the pledge and assignment of and granting of a security interest in the Collateral hereunder, do not contravene any law, rule or regulation or any judgment, decree or order of any tribunal or any agreement or instrument to which the Pledgor is a party or by which the Pledgor or any of the Pledgor’s property is bound or affected or constitute a default thereunder.

3. Delivery of Collateral, Power of Attorney. Prior to the date hereof, and/or simultaneously herewith, the Pledgor has delivered to the Agent all certificates evidencing the Securities, accompanied by stock powers duly executed in blank in favor of the Agent, and the Pledgor agrees to deliver the certificates evidencing all hereafter acquired Securities together with stock powers duly executed in blank with signatures properly executed thereon, for the use, benefit, security and protection of the Agent, for the benefit of the Lenders, as set forth herein, and upon and subject to the terms and conditions hereof. The Agent, on behalf of the Lenders, shall have the right (in its sole and absolute discretion) at any time and from time to time following and during the continuance of an Event of Default to hold the Securities in its own name as pledgee or the name of its nominee (as pledgee or as sub-agent). The Pledgor hereby irrevocably grants the Agent a power of attorney, coupled with an interest, with respect to the Collateral for all purposes consistent with this Agreement. Said power of attorney shall include, but shall not be limited to, the right and power to transfer the Collateral, to execute in Pledgor’s name instruments of conveyance or transfer with respect to all or any of the Collateral and to take such other action to enforce any of the Agent’s rights hereunder or with respect to any of the Collateral.

4. Stock Dividends and Other Rights. Unless the Agent otherwise agrees in writing, if Pledgor receives: (a) any dividend in connection with any of the Securities whether in cash, property or additional shares of the common stock of the Company, (b) any dividend or other distribution in cash or other property in connection with any recapitalization or reclassification of any of the Securities, liquidation or dissolution of the Company, or otherwise, or (c) any stock certificate, option or rights, whether as an addition to, in substitution of or in exchange for, any of the Securities, or otherwise, the same shall constitute Collateral, and Pledgor agrees to accept the same in trust for the Agent and to forthwith deliver the same to the Agent, or its designee, in the exact form received, with Pledgor’s endorsement and/or assignment when necessary, to be held by the Agent, or its designee, for the ratable benefit of the Lenders, as collateral security for the Secured Obligations provided, however, that Pledgor may receive distributions and dividends as permitted in accordance with Section 7.06 of the Credit Agreement. Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to dividends, interest or principal that the Pledgor is authorized to receive pursuant to this Section shall cease, and all such rights shall thereupon become vested in the Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest or principal.

5. Further Assurances. The Pledgor agrees that at any time and from time to time, at the expense of Pledgor, the Pledgor will promptly execute and deliver to the Agent all further proxies, stock powers, instruments and documents, and take all further action, that may be necessary or appropriate, or that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce its rights and remedies hereunder with respect to any of the Collateral.

6. Voting Rights. Unless and until an Event of Default occurs and is continuing, the Pledgor shall have the right, from time-to-time: (a) to vote and give consents with respect to any of the Securities for all purposes not inconsistent with the provisions of this Agreement, the Credit Agreement and the other Loan Documents, (b) to consent to and ratify action taken at or waive notice of any meeting with respect to any of the Securities with the same force and effect as if such shares were not subject to this Agreement, and (c) to generally be entitled to all rights and benefits of a shareholder of the Company, subject to the limitations set forth in this Agreement. Upon the occurrence and during the continuance of an Event of Default, all rights of the Pledgor to exercise voting and consensual rights and powers Pledgor is entitled to exercise pursuant to this Section shall cease, and all such rights shall thereupon become vested in the Agent, which shall have the sole and exclusive right to exercise such voting and consensual rights and powers in a manner intended to give effect to the terms of this Agreement, provided that, unless otherwise directed by the Required Lenders, the Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgor to exercise such rights.

7. Rights and Remedies. Upon the occurrence of an Event of Default, and at any time thereafter during the continuance of such event, the Agent, at any time and from time to time thereafter:

(a) may cause any or all of the Collateral to be registered in its own name or in the name of any nominee or nominees;

(b) shall be entitled to collect and receive all interest, dividends, payments and other distributions of any character, declared or paid on any of the Collateral;

(c) may vote any or all shares of any of the Securities and give all consents, waivers, and ratifications in respect thereof and otherwise act with respect thereto as though it was the absolute owner thereof;

(d) may sell, assign, transfer and deliver at any time the whole, or from time to time any part, of the Securities or any rights or interests therein, at public or private sale or in any other manner, at such prices and on such terms as the Agent may deem to be in its best interests, and either for cash, on credit, or for future delivery, at the option of the Agent, upon ten (10) days written notice, which the Pledgor agrees is commercially reasonable, addressed to the Pledgor at its last address on file with the Agent. Such notice, in the case of a public sale, shall state the time and place for such sale, and, in the case of sale at a broker’s board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Securities, or any portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours at such place or places as the Agent may fix and shall so state in the notice of such sale. At any such sale, the Securities, or any portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Agent may determine. The Agent and/or the other Lenders shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Securities for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Agent shall have the right to assign, transfer, and deliver to the purchaser or purchasers thereof the Securities so sold. The Pledgor will cooperate with the Agent so that a sale of the Securities does not violate the Securities Act of 1933, as then in effect, and the rules and regulations thereunder. Each such purchaser at any sale shall hold the property sold absolutely free from any claim or right on the part of the Pledgor and the Pledgor waives and releases, to the extent permitted by law, any right of equity of redemption of the Securities, stay or appraisal which the Pledgor now has or at any time in the future may have under any rule of law or statute, now existing or hereafter enacted; and

(e) shall otherwise have all the rights and remedies of a secured party with respect to the Collateral as are provided under the Uniform Commercial Code in force in Connecticut on the date hereof and as may be amended from time to time, or under other applicable law, and the Agent and each of the other Lenders may set off or otherwise apply the Collateral against the payment of any of the Secured Obligations and shall have the right to take such other actions as are consistent with the power of attorney set forth in Section 3 hereof.

As an alternative to exercising the power of sale conferred upon it herein, the Agent may proceed by suits at law or in equity, or both, to foreclose this Agreement and to sell the Securities, or any portion thereof, pursuant to a judgment or decree of a court or courts of competent jurisdiction provided the Agent provides the Pledgor with 10 days prior written notice and the right to participate in such sale. If any of the Securities or any rights or interests therein shall be disposed of at a private sale, the Agent and the other Lenders shall be relieved from all liability or claims for inadequacy of price. At any such sale the Agent and/or any of the other Lenders may purchase the whole or any part of the Securities or any rights or interests therein so sold. If any of the Securities or any rights or interests therein shall be sold on credit or for future delivery, the Securities or rights or interests so sold may be retained by the Agent until the selling price thereof shall be paid by the purchaser.

8. Application of Proceeds. The Agent shall reasonably promptly after receipt thereof apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash to the Obligations in the manner and priority provided for in the Credit Agreement and otherwise in accordance with all applicable Laws. Subject to the foregoing, the Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer.

9. Reimbursement of Agent. The Pledgor agrees to pay any and all reasonable costs and expenses incurred by the Agent, and to indemnify the Agent and each other Lender against, and to hold each the Agent and each other Lender harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees and expenses of counsel and of any experts and agents, which the Agent and/or any of the other Lenders may incur in connection with (a) the custody, preservation or sale of, collection from or other realization upon any of the Collateral, (b) the exercise or enforcement of any of the rights of the Agent hereunder, or (c) the failure by the Pledgor to perform or observe any of the provisions hereof.

10. Security Interest Absolute. All rights of the Agent hereunder, the security interest granted herein and all obligations of the Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of any Loan Document, any other agreement with respect to any of the Secured Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or any other amendment or waiver of or any consent to any departure from any Loan Document; (c) any exchange or release of, or non-perfection of any lien on, any Collateral or any other collateral for the Secured Obligations or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Secured Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations or this Agreement.

11. Termination. This Agreement and the security interest granted hereby shall terminate upon the final and indefeasible payment in full of all of the Secured Obligations and the termination of the Commitments. Upon termination of this Agreement, any Securities still pledged hereunder (and not yet disposed of) shall be delivered to the Pledgor.

12. Applicable Law. This Agreement shall be governed by and construed according to the laws of the State of Connecticut (but not its conflicts of law provisions).

13. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

14. Reasonable Care. Beyond the exercise of reasonable care to assure the safe custody of the Collateral while held hereunder, under no circumstances shall Agent or any other Lender be deemed to assume any responsibility for or obligation or duty with respect to any part or all of the Collateral of any nature or kind or any matter or proceedings arising out of or relating thereto. Neither the Agent nor any other Lender shall have any duty or liability to collect any sums due in respect thereof or to protect or preserve its or the Pledgor’s rights pertaining thereto (except that the Agent shall have a duty to retain possession of the Securities to maintain its perfection by possession), and shall be relieved of all responsibility for any of the Collateral upon surrendering the same to the Pledgor.

15. Assignment. The Agent may assign any or all of its rights under this Agreement in accordance with the Credit Agreement. In addition, in the event of a sale or assignment by the Agent and/or any of the other Lenders of any or all of its rights under any of the Secured Obligations, any purchaser or assignee of any of the Secured Obligations shall be deemed to be a Lender for purposes hereof and the selling or assigning Lender shall thereafter be forever released and fully discharged from any liability or responsibility hereunder with respect to the rights and interest so assigned.

16. Notices. All notices, demands, requests, and other communications given under this Agreement shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.02 of the Credit Agreement.

17. Marshalling. Neither the Agent nor any other Lender shall be required to marshal any present or future collateral security for (including, but not limited to, this Agreement and the Collateral), or other assurances of payment of, the Secured Obligations, or any of them, or to resort to such collateral security or other assurances of payment in any particular order. All of the Agent’s rights and remedies hereunder and in respect of such security and other assurances of payment shall be cumulative and in addition to all other rights, however existing or arising. To the extent that the Pledgor lawfully may, the Pledgor hereby agrees that the Pledgor will not invoke any law relating to the marshalling of collateral that might cause delay in or impede the enforcement of the Agent’s rights under this Agreement or under any other instrument evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or payment thereof is otherwise assured, and to the extent that he lawfully may, the Pledgor hereby irrevocably waives the benefits of all such laws.

18. Waivers; Amendment. (a) No course of dealing between the Pledgor and the Agent and no failure on the part of the Agent to exercise, and no delay in exercising, any right, power, or remedy hereunder shall operate as a waiver of such right, power, or remedy, nor shall any single or partial exercise of any such right, power, or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power, or remedy. The rights, powers and remedies of the Agent hereunder and of the Lenders under the other Loan Documents are cumulative and not exclusive of any rights, powers or remedies that they would otherwise have, whether under the Loan Documents, at law, in equity, or otherwise. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Pledgor therefrom shall in any event be effective unless the same shall be permitted by subsection (b) below, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No notice or demand on Pledgor in any case shall entitle Pledgor or any other Loan Party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Agent and the Pledgor, subject to any consent required in accordance with Section 10.01 of the Credit Agreement.

19. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns, and the term “Lenders” shall be deemed to include any other holder or holders of any of the Secured Obligations. As used herein, plural or singular include each other, and pronouns of any gender are to be construed as masculine, feminine or neuter, as context requires.

20. Severability. In the event that any provision of this Agreement shall be determined to be superseded, invalid or otherwise unenforceable pursuant to applicable law, such determination shall not affect the validity of the balance of this Agreement, and the remaining provisions of this Agreement shall be enforced as if the invalid provisions were deleted.

21. Counterparts. This Agreement may be executed and delivered in any number of counterparts each of which shall constitute an original, but all of which taken together shall constitute but one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission shall be effective as delivery of a manually signed counterpart of this Agreement. Each party to this Agreement agrees that it will be bound by its own facsimile or other electronic signature and that it accepts the facsimile or other electronic signature of each other party.

22. Rules of Interpretation. The rules of interpretation specified in Sections 1.02, 1.03, 1.04, 1.05 and 1.06 of the Credit Agreement shall be applicable to this Agreement.

[Remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

WITNESSES:	HIGHER ONE HOLDINGS, INC.

/s/ Robert Barbieri	By:	/s/ Mark Volchek
Name: Mark Volchek
Title: Chief Financial Officer

/s/ Thomas Kavanaugh

BANK OF AMERICA, N.A., as Agent

	By:	/s/ James Clark
Name: James Clark
Title: Senior Vice President

Signature Page to Stock Pledge Agreement – Higher One Holdings, Inc.

Exhibit A

Issuer	No. and Class of Shares	Certificate No.

Higher One, Inc.	100 shares of common stock, $0.001 par value per share	36

STOCK POWER

FOR VALUE RECEIVED, HIGHER ONE HOLDINGS, INC., hereby sells, assigns and transfers unto                                          One Hundred (100) shares of common stock of HIGHER ONE, INC., a Delaware corporation (the “Corporation”), standing in the undersigned’s name on the books of the Corporation represented by Certificate No. 36 and does hereby irrevocably constitute and appoint                                          attorney to transfer said stock, or any part thereof, on the books of the Corporation with full power of substitution.

IN WITNESS WHEREOF, the undersigned has hereunto set the undersigned’s name this      day of                     ,             .

HIGHER ONE HOLDINGS, INC.

By:
Name:
Title: